MANAGEMENT INCENTIVE COMPENSATION PLAN

                 Economic Value Added (EVA) Bonus Plan

                        As Amended May 22, 1995



                               ARTICLE I

                          Statement of Purpose
                         ----------------------


  1.1 The purpose of the Plan is to provide a system of incentive compensation which will promote the maximization of shareholder value over the long term. In order to align management incentives with shareholder interests, incentive compensation will reward the creation of value. This Plan will tie incentive compensation to Economic Value Added ("EVA") and, thereby, reward management for creating value and penalize management for destroying value.


  1.2 EVA is the performance measure of value creation. EVA reflects the benefits and costs of capital employment. Managers create value when they employ capital in an endeavor that generates a return that exceeds the cost of the capital employed. Managers destroy value when they employ capital in an endeavor that generates a return that is less than the cost of capital employed. By imputing the cost of capital upon the operating profits generated by a business group, EVA measures the total value created (or destroyed) by management.


         EVA  =  (Net Operating Profit After Tax - Capital Charge)


  1.3 Each Plan Participant is placed in a classification. Each classification has a prescribed target bonus. The bonus earned in any one year is the result of multiplying the Actual Bonus Percentage times the Participant's base pay. Bonuses that fall within a pre-specified range will be fully paid out. Positive and negative bonuses falling outside this range are banked forward in the Participant's Bonus Bank, with one-third of the net positive balance paid out each year in cash.


                               ARTICLE II

              Definition of EVA and the Components of EVA
              --------------------------------------------


  Unless the context provides a different meaning, the following terms shall have the following meanings.


  2.1 "Participating Group" means a business division or group of business divisions which are uniquely identified for the purpose of calculating EVA and EVA based bonus awards. Some Participants' awards may be a mixture of two different Participating Groups.

  For the purpose of this plan, the Participating Groups are listed on Exhibit C.


  2.2 "Capital" means the net investment employed in the operations of each Participating Group. The components of Capital are as follows:


                    Gross Accounts Receivable (including  trade A/R from
                      another Manitowoc unit)
         Plus:      FIFO Inventory
         Plus:      Other Current Assets
         Less:      Non-Interest Bearing Current Liabilities  (NIBCL's -
                         See Note 1)
         Plus:      Net PP&E
         Plus:      Present Value of Non - Capitalized Lease Commitments
                         (See Note 2)
         Plus:      Other Operating Assets
         Plus:      Capitalized Research & Development
         Plus:      Goodwill acquired after July 3, 1993
         Plus:      Accumulated Amortization on Goodwill acquired after
                         July 3, 1993
         Plus (Less):  Special Items (one-time)
         --------------------------------------
         Equals:    Capital

  Notes:  (1) NIBCL's include  trade A/P  to another Manitowoc  unit, but do not include the contingent liability associated with Bonus Banks.

          (2) A firm's decision to finance an asset with an Operating
              Lease should not exclude the asset from the firm's capital. The Present Value of Non -Capitalized Leases can be estimated by discounting the future minimum lease payments (usually only 5 years is available) by a 10% discount rate. Includes only new leases (not renewals of existing leases or those incurred as part of the G.E. Capital lease fleet) with a NPV greater than $50,000 entered into subsequent to July 3, 1993.


  2.3 Each component of Capital will be measured by computing an average balance based on the ending monthly balance for the twelve months of the Fiscal Year.


  2.4 "Cost of Capital" or "C*" means the weighted average of the after tax cost of debt and equity for the year in question.



  The Cost of Capital will be reviewed annually and revised if it has
  changed significantly.   Calculations will  be carried  to one
  decimal point.

  The cost of capital for the initial year is 12.6%.   See Exhibit A.
  In subsequent plan years the methodology for the calculation of the Cost of Capital will be:

  a)   Cost of Equity = Risk Free Rate + (Beta x Market Risk Premium)

  b)   Debt Cost of Capital = Debt Yield x (1 - Tax Rate)

  c) The weighted average of the Cost of Equity and the Debt Cost of Capital is determined by reference to the actual debt to capital ratio where the Risk Free Rate is the average daily closing yield rate on 30 year U.S. Government Bonds for the month of October immediately preceding the Plan Year, the BETA is determined by reference to the most recently available Value Line report on the Company closest to, but before October 31, the Market Risk Premium is 6%, the Debt Yield is
       the  weighted  average  yield  on  the   Company's  long  term
       obligations for the trailing 12 month period ending October 31 of the year immediately preceding the Plan Year, and the tax rate is 39%.

  d) Short-term debt is to be treated as long-term for purposes of computing the cost of capital.


 2.5   "Capital  Charge"    means  the  deemed  opportunity  cost  of
       employing Capital in the business of each Participating Group. The Capital Charge is computed as follows:

            Capital Charge = Capital x Cost of Capital (C*)


  2.6  "Net Operating Profit After Tax" or "NOPAT"
       -------------------------------------------

  "NOPAT" means the after tax cash earnings attributable to the capital employed in the Participating Group for the year in question. The components of NOPAT are as follows:

                      Operating Earnings
       Plus:          Interest  Expense   on  Non-Capitalized   Lease
                          Commitments (See Note 1)
       Plus:          Increase (Decrease) in  Capitalized R & D (See
                          Note 2)
       Plus:          Increase (Decrease) in Bad Debt Reserve
       Plus:          Increase (Decrease) in Inventory Reserves
       Plus:          Amortization of Goodwill acquired after July 3, 1993
       Less:          Other  Expense (Excluding interest on debt)
       Plus:          Other  Income (Excluding investment income)
       Equals:        Net Operating Profit Before Tax
       Less:          Taxes (See Note 3)
       ------------------------------
       Equals:        Net Operating Profit After Tax


  Note:     (1)  For  consistency with  the treatment  of capitalized
                 leases in capital, the interest portion of the lease payments should be reclassified from operating expense to interest expense.
            (2)  Since R & D is Capitalized, the difference in the balance is the expensed amount for that year.
            (3)  Taxes is assumed to be 39% of Net Operating Profit Before
                 Tax.


  2.7 "Economic Value Added" or "EVA" means the NOPAT that remains after subtracting the Capital Charge, expressed as follows:

                      NOPAT
            Less:     Capital Charge
            -------------------------
            Equals:   EVA

  EVA may be positive or negative.



                              ARTICLE III

            Definition and Computation of Target Bonus Value
           -------------------------------------------------


  3.1  "Actual  EVA"   means   the  EVA   as   calculated  for   each
       Participating Group for the year in question.

  3.2 "Target EVA" means the level of EVA that is expected in order for the Participating Group to receive the Target Bonus Value.

  The Target EVA for  the first year is  set at the expected  EVA for the year prior to the first year of the plan after adjusting for inventory write-offs, Manitex relocation, FAS 106 and 109 and the $5 million product liability settlement (except for $1.2 million). After the first year, the Base-Line EVA is revised according to the following formula:

               Last Year's Actual EVA + Last Year's Target EVA
               -----------------------------------------------
  Target EVA =                       2           + Expected Improvement in EVA

  "Expected Improvement in  EVA" means  the constant  EVA improvement
       that is  added to  shift the  target up  each year.   This  is
       determined by the expected growth in EVA per year.

  See Exhibit B for  the Expected Improvement for  each Participating
       Group.

  3.3  "Target Bonus  Value"   means  the  "Target Bonus  Percentage"
       times a Participant's base pay.

  3.4 "Target Bonus Percentage" is determined by a Participant's classification as shown on Exhibit B.

  3.5 "Actual Bonus Value" means the bonus earned * by a Participant and is computed as the Actual Bonus Percentage times a Participant's base pay.

  3.6 "Actual Bonus Percentage" is determined by multiplying the Target Bonus Percentage by the Bonus Performance Value.

  3.7 "Bonus Performance Value" means the difference between the Actual EVA and the Target EVA divided by the Leverage Factor plus 1.0.

                             (Actual EVA - Target EVA)
                             -------------------------
  Bonus Performance Value =  (    Leverage Factor    )    + 1

  3.8 "Leverage Factor" is the negative (positive) deviation from Target EVA necessary before a zero (two times Target) bonus is earned. See Exhibit C for the Leverage Factor of each Participating Group.

  3.9 A Participant's classification is determined by each business unit manager. They shall generally be direct reports and are subject to approval by the CEO and the Compensation Committee of the Board of Directors.


  * Note: A portion  of the Actual Bonus  Value may be placed  in the
       Participants' Bonus Bank.   See Article IV for  details on the
       Bonus Bank.


                                ARTICLE IV

                        Description of Bonus Banks
                        --------------------------


  4.1 Establishment of a Bonus Bank. To encourage a long-term commitment by Participants to the Company, a portion of exceptional bonuses (amounts above Target and negative bonuses) shall be credited to "at risk" deferred accounts ("Bonus Banks"), with the level of payout contingent on sustained high performance and improvements and continued employment as provided herein.


  4.2 Although a Bonus Bank may, as a result of negative EVA, have a deficit, no Plan Participant shall be required, at any time, to reimburse his/her Bonus Bank.


  4.3  "Bonus Bank"    means, with  respect  to  each Participant,  a
       bookkeeping record of an account to which amounts are credited, or debited as the case may be, from time to time under the Plan and from which bonus payments to such Participant are debited.


  4.4 "Bank Balance" means, with respect to each Participant, a bookkeeping record of the net balance of the amounts credited to and debited against such Participant's Bonus Bank. A Participant's Bank Balance shall initially be equal to zero.


  4.5 Payout Rule: If the Bank Balance entering the Plan Year is zero or positive, then

         1)   Pay any  positive bonus  earned up  to the  "Target Bonus
              Value",
         2) Add any unpaid portion of the bonus earned (including negative bonuses) to the Bonus Bank,
         3)  Pay out 1/3 of any Positive Bank Balance
         4)  Carry the remaining Bank Balance forward to the next year.

       If the Bank Balance entering the Plan Year is negative, then

         1)  Pay  1/3 of the  positive bonus earned  up to  the "Target
             Bonus Value",
         2) Add any unpaid portion of the bonus earned (including negative bonuses) to the Bonus Bank,
         3)  Pay out 1/3 of any Positive Bank Balance,
         4)  Carry the remaining Bank Balance forward to the next year.


  4.6 A Participant may elect to withdraw, in cash, all or a portion of the Bank Balance. The amount available for such withdrawal is the lesser of the ending Bank Balance of the applica ble year or the Bank Balance at the end of the third prior year.




                               ARTICLE V

             Plan Participation, Transfers and Terminations
            -----------------------------------------------

  5.1 Participant Group. The Committee will have sole discretion in determining who shall participate in the EVA Bonus Plan. Employees designated for Plan participation by the Committee shall be management or highly compensated employees.


  5.2 Transfers. A Participant who transfers his employment from one Participating Unit of the Company to another shall retain his Bonus Bank and will be eligible to receive future EVA Plan Awards in accordance with the provisions of the EVA Plan. Any positive Bonus Bank balance would payout in full as soon as is practical.


  5.3 Retirement or Disability. A Participant who terminates employment with the Company, at or after age fifty-five, for any reason ("retirement"), or suffers a "disability," as such term is defined in the Company's long-term disability benefits program, while in the Company's employ shall be eligible to receive the balance of their Bonus Bank. In the case of retirement, the Participant will receive their balance over three years subject to reduction if the Actual Bonus Value is negative in any of the three years subsequent to the year of retirement. In the case of disability while in the Company's employ, the Participant will receive their balance as soon as practical after qualifying for benefit payments under the Company's long-term disability benefits program.


  5.4 Involuntary Termination Without Cause or Death. A Participant who is Terminated without cause or who dies shall receive any positive Bonus Bank balance. Such payments will be made as soon as is practical.


  5.5 Voluntary Termination. In the event that a Participant voluntarily terminates employment with the Company, the right of the Participant to their Bonus Bank shall be forfeited unless a different determination is made by the Committee.


  5.6 Involuntary Termination for Cause. In the event of termination of employment for cause, the right of the Participant to the Bonus Bank shall be determined by the Committee.

       "Cause" shall mean:

       (i) any act or acts of the Participant constituting a felony under the laws of the United States, any state thereof or any foreign jurisdiction;
       (ii) any material breach by the Participant of any employment agreement with the Company or the policies of the Company or the willful and persistent (after written notice to the Participant) failure or refusal of the Participant to comply with any lawful directives of the Board;
       (iii) a course of conduct amounting to gross neglect, willful misconduct or dishonesty; or
       (iv) any misappropriation of material property of the Company by the Participant or any misappropriation of a corporate or business opportunity of the Company by the Participant.


  5.7 Breach of Agreement. Notwithstanding any other provision of the Plan or any other agreement, in the event that a Participant shall breach any non-competition agreement with the Company or breach any agreement with respect to the post-employment conduct of such Participant, the Bonus Bank held by such Participant shall be forfeited.

  5.8 No Guarantee. Participation in the Plan provides no guarantee that a payment under the Plan will be paid. Selection as a Participant is no guarantee that payments under the plan will be paid or that selection as a Participant will be made in the subsequent Calendar Year.


                               ARTICLE VI

                           General Provisions
                           ------------------


  6.1 Withholding of Taxes. The Company shall have the right to withhold the amount of taxes, which in the determination of the Company, are required to be withheld under law with respect to any amount due or paid under the Plan.

  6.2  Expenses.   All  expenses and  costs  in  connection with  the
       adoption and administration of the plan shall be borne by the Company.

  6.3 No prior Right or Offer. Except and until expressly granted pursuant to the Plan, nothing in the Plan shall be deemed to give any employee any contractual or other right to participate in the benefits of the Plan.

  6.4 Claims for Benefits. In the event a Participant (a "claimant") desires to make a claim with respect to any of the benefits provided hereunder, the claimant shall submit evidence satisfactory to the Committee of facts establishing his entitlement to a payment under the Plan. Any claim with respect to any of the benefits provided under the Plan shall be made in writing within ninety (90) days of the event which the claimant asserts entitles him to benefits. Failure by the claimant to submit his claim within such ninety (90) day period shall bar the claimant from any claim for benefits under the Plan.


  6.5 In the event that a claim which is made by a claimant is wholly or partially denied, the claimant will receive from the Committee a written explanation of the reason for denial and the claimant or his duly authorized representative may appeal the denial of the claim to the Committee at any time within ninety (90) days after the receipt by the claimant of written notice from the Committee of the denial of the claim. In connection therewith, the claimant or his duly authorized representative may request a review of the denied claim; may review pertinent documents; and may submit issues and comments in writing. Upon receipt of an appeal, the Committee shall make a decision with respect to the appeal and, not later than sixty (60) days after receipt of a request for review, shall furnish the claimant with a decision on review in writing, including the specific reasons for the decision written in a manner calculated to be understood by the claimant, as well as specific reference to the pertinent provisions of the Plan upon which the decision is based. In reaching its decision, the Committee shall have complete discretionary authority to determine all questions arising in the interpretation and administration of the Plan, and to construe the terms of the Plan, including any doubtful or disputed terms and the eligibility of a Participant for benefits.

  6.6 Action Taken in Good Faith; Indemnification. The Committee may employ attorneys, consultants, accountants or other persons and the Company's directors and officers shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all employees who have received awards, the Company and all other interested parties. No member of the Committee, nor any officer, director, employee or representative of the Company, or any of its affiliates acting on behalf of or in conjunction with the Committee, shall be personally liable for any action, determination, or interpretation, whether of commission or omission, taken or made with respect to the Plan, except in circumstances involving actual bad faith or willful misconduct. In addition to such other rights of indemnification as they may have as members of the Board, as members of the Committee or as officers or employees of the Company, all members of the Committee and any officer, employee or representative of the Company or any of its subsidiaries acting on their behalf shall be fully indemnified and protected by the Company with respect to any such action, determination or interpretation against the reasonable expenses, including attorneys' fees actually and necessarily incurred, in connection with the defense of any civil or criminal action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or an award granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by Company ) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person claiming indemnification shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. Expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding if such person claiming indemnification is entitled to be indemnified as provided in this Section.


  6.7 Rights Personal to Employee. Any rights provided to an employee under the Plan shall be personal to such employee, shall not be transferable (except by will or pursuant to the laws of descent or distribution), and shall be exercisable, during his lifetime, only by such employee.


  6.8 Upon termination of the Plan or suspension for a period of more than 90 days, the Bank Balance of each Participant shall be distributed as soon as practicable but in no event later than 90 days from such event. The Committee, in its sole discretion, may accelerate distribution of the Bank Balance, in whole or in part, at any time without penalty.


  6.9 Non-Allocation of Award. In the event of a suspension of the Plan in any Plan Year, as provided herein at Article VIII,
       Section 8, the Current Bonus for the subject Plan year shall be deemed forfeited and no portion thereof shall be allocated to Participants. Any such forfeiture shall not affect the calculation of EVA in any subsequent year.


                                ARTICLE VII

                                Limitations
                                -----------


  7.1 No Continued Employment. Nothing contained herein shall provide any employee with any right to continued employment or in any way abridge the rights of the Company and its Participating Units to determine the terms and conditions of employment and whether to terminate employment of any employee.


  7.2 No Vested Rights. Except as otherwise provided herein, no employee or other person shall have any claim of right (legal, equitable, or otherwise)to any award, allocation, or distribution or any right, title, or vested interest in any amounts in his Bonus Bank and no officer or employee of the Company or any Participating Group or any other person shall have any authority to make representations or agreements to the contrary. No interest conferred herein to a Participant shall be assignable or subject to claim by a Participant's creditors. The right of the Participant to receive a distribution hereunder shall be an unsecured claim against the general assets of the Company and the Participant shall have no rights in or against any specific assets of the Company as the result of participation hereunder.


  7.3 Not Part of Other Benefits. The benefits provided in this plan shall not be deemed a part of any other benefit provided by the Company to its employees. The Company assumes no obligation to plan Participants except as specified herein. This is a complete statement, along with the Schedules and Appendices attached hereto, of the terms and conditions of the plan.


  7.4 Other Plans. Nothing contained herein shall limit the Company or the Compensation Committee's power to grant bonuses to employees of the Company, whether or not Participants in this plan.


  7.5 Limitations. Neither the establishment of the plan or the grant of an award hereunder shall be deemed to constitute an express or implied contract of employment for any period of time or in any way abridge the rights of the Company to determine the terms and conditions of employment or to terminate the employment of any employee with or without cause at any time.


  7.6 Unfunded Plan. This Plan is unfunded and is maintained by the Company in part to provide deferred compensation to a select group of management and highly compensated employees. Nothing herein shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant.




                              ARTICLE VIII

                               Authority
                               ----------


  8.1 Compensation Committee Authority. Except as otherwise expressly provided herein, full power and authority to interpret and administer this plan shall be vested in the Compensation Committee. The Compensation Committee may from time to time make such decisions and adopt such rules and regulations for implementing the Plan as it deems appropriate for any Participant under the Plan. Any decision taken by the Compensation Committee arising out of or in connection with the construction, administration, interpretation and effect of the Plan shall be final, conclusive and binding upon all Participants and any person claiming under or through them.


  8.2 Board of Directors Authority. The Board shall be ultimately responsible for administration of the plan. References made herein to the "Compensation Committee" assume that the Board of Directors has created a Compensation Committee to administer the Plan. In the event a Compensation Committee is not so designated, the Board shall administer the Plan. The Board or its Compensation Committee, as appropriate, shall work with the CEO of the Company in all aspects of the administration of the Plan.




                               ARTICLE IX

                                 Notice
                                -------


  9.1 Any notice to be given pursuant to the provisions of the Plan shall be in writing and directed to the appropriate recipient thereof at his business address or office location.




                               ARTICLE X

                             Effective Date
                             --------------

 10.1  This Plan shall be effective as of  July 4, 1993.




                                ARTICLE XI

                                Amendments
                                -----------


 11.1 This Plan may be amended, suspended or terminated at any time at the sole discretion of the Board upon the recommendation of the Compensation Committee. Provided, however, that no such change in the Plan shall be effective to eliminate or diminish the distribution of any Award that has been allocated to the Bank of a Participant prior to the date of such amendment,
       suspension or  termination.   Notice  of  any such  amendment,
       suspension or termination shall be given promptly to each Participant.





                              ARTICLE XII

                             Applicable Law
                            ---------------


 12.1 This Plan shall be construed in accordance with the provisions of the laws of the State of Wisconsin.





                            Exhibit A


               Calculation of the Cost of Capital


  Inputs Variables:
  -----------------

  Risk Free Rate =    Average Daily closing yield on U.S. Government 30
                      Yr. Bonds (for the month of October preceding the Plan
                      Year)

  Market Risk Premium =    6.0% (Fixed)

  Beta =    0.80 (Value Line)

  Debt/Capital Ratio =     Debt as a % of Capital (computed using the monthly
                           average debt/capital ratio for the trailing 12 month period ending October 31 of the year preceding the Plan Year)

  b =    Cost of Debt Capital (Weighted Average Yield on the
         Company's Long Term Debt Obligations)

  Marginal Tax Rate =  39.0% (Historical Average)




  Calculations:
  -------------

   y =   Cost of Equity Capital
     =   Risk Free Rate +  (Beta x Market Risk Premium)

  Weighted Average Cost of Capital  =
            (Cost of Equity Capital x (1 - Debt/Capital Ratio)) +
           (Cost of Debt x (Debt/Capital Ratio) x (1 - Marginal Tax Rate))

  c* = (y x (1 - Debt/Capital)) + (b x (Debt/Capital) x (1 - Marginal Tax Rate))





                           Exhibit B

       Participant                         Target Bonus
       Classification                       Percentage
       --------------                     -------------

             I                                  60 %
            II                                  50 %
           III                                  35 %
            IV                                  25 %
             V                                  15 %
            VI                                  10 %
           VII                                   7 %
          VIII                                   5 %
            IX                                   2 %





                           Exhibit C


  Participating       Expecting Improvement
     Groups                  in EVA                 Leverage Factor
  -------------       ---------------------         ---------------

  MEC                        1,000,000                 3,000,000
  Manitex                      500,000                 1,000,000
  Orley Meyer                   50,000                   250,000
  Foodservice                * 500,000                 2,000,000
  Marine                       150,000                   750,000
  Corporate                  1,000,000                 7,000,000
  Manitowoc Western            110,000                   330,000
  Manitowoc Forsythe            50,000                   140,000
  North Central Crane           40,000                   120,000
  Femco                        400,000                   600,000
  West-Manitowoc               200,000                   350,000
  Manitowoc Europe LTD          75,000                   225,000
* After Market Group
   (Remanuf. & Femco)        * 400,000                  *750,000
* MEC Group
   (MEC and Stores)        * 1,275,000               * 3,800,000


    *Effective 1/1/96